Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated October 27, 2026 relative to the financial statements of Aupenheim Holdings Inc. as of June 30, 2026 and 2025 and for each of the two years then ended.

We also consent to the reference to my firm under the caption “Experts” in such Registration Statement.

/s/ TQ International, PLLC
TQ International, PLLC

Flower Mound, Texas
October 27, 2026